UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010 (January 7, 2010)

Osteologix, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6027

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 7, 2010, Osteologix, Inc. (the “Company”) completed its previously announced private placement of common stock (the “Offering”). Nordic Biotech Opportunity Fund K/S, an affiliate of Nordic Biotech K/S, the Company’s largest shareholder (collectively, “Nordic”) purchased 1,992,428 shares of common stock (the “Shares”) for an aggregate purchase price of $1,000,000, or approximately $0.5019 per share, the 10-day volume weighted average closing price of the Company’s common stock as of the end of trading on December 28, 2009. The Offering was consummated pursuant to the terms and conditions of a securities purchase agreement (the “Purchase Agreement”) entered into by the Company on December 29, 2009 with Nordic Biotech Opportunity Fund K/S, and was exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Regulation D under the Act. The shares of common stock were offered only to accredited investors.

The foregoing description of the Offering is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Philip J. Young

Philip J. Young President and Chief Executive Officer

Date: January 8, 2010